EXHIBIT 10.8

(Including amendments through 2/10/03)

3M

PERFORMANCE UNIT PLAN

SECTION 1

Purpose

        The purpose of this plan is to attract talented, competent and resourceful managers to the Company and to provide a strong incentive for such management employees to remain with the Company. The purpose of the plan is also to provide such management employees an opportunity to acquire shares of the Company’s common stock, with the belief that such equity participation will provide incentive for added effort toward the Company’s growth and success. The plan is intended to provide management incentive compensation related to the long-range planning functions of management participants and the success of the Company in the long-term context.

SECTION 2

Definitions

    (a)        “Company” shall mean 3M Company.

    (b)        “Plan” shall mean the Company’s Performance Unit Plan.

    (c)        “Committee” shall mean the Compensation Committee of the Company’s Board of Directors, excluding any members who are eligible to receive an award under the Plan.

    (d)        “Participant” shall mean a management employee of the Company or any of its subsidiaries or affiliates who is designated as a Participant by the Committee.

    (e)        “Award” shall mean the determination by the Committee that a Participant should receive a given number of Performance Units, as evidenced by a document of notification given a Participant at the time of such determination.

    (f)        “Performance Unit” shall mean a unit of participation with a face value of $120 which shall constitute the basis from which a Participant’s payment shall be determined with regard to performance criteria established by the Committee.

    (g)        “Performance Criteria” shall mean such internal performance criteria for the Company as determined by the Committee with respect to each Award and may include any one or more of several criteria, such as, but not limited to, return on capital employed, sales growth, return on equity, total shareholder return, economic profit or improvements in economic profit (after-tax operating income, excluding non-recurring items, less the cost of capital), improvements in certain asset or financial measures (including working capital and the ratio of sales to net working capital), reductions in certain asset or cost areas (including reductions in inventories or accounts receivable or reductions in laboratory, engineering, sales or administrative costs), net income or variations of income criteria in varying time periods, or general comparisons with other peer companies or industry groups or classifications with regard to one or more of these criteria. Such criteria shall include a target for payment of the Performance Unit at full face value and upper and lower limits for the measurement of payment to Participants.

    (h)        “Performance Period” shall mean a period of no less than three years, as determined by the Committee, during which Performance Criteria shall be measured for purposes of calculating the payment with respect to each Performance Unit. The Committee may elect, during the initial years of granting Performance Units, to provide for shorter periods of less than three years.

    (i)        “Payment Date” shall mean a date determined by the Committee at the time of the Award for purposes of making payment to the Participant. This date shall be no later than the last day of the sixth month following completion of the respective Performance Period, but may be extended, at the election of the Committee, to a date not to extend beyond the tenth anniversary of the completion of the Performance Period.

SECTION 3

Participation

    (a)        The Committee shall determine and designate from time to time those management employees of the Company and its subsidiaries or affiliates who are to be granted Performance Units, and thereby become Participants, and the number of Performance Units to be granted to each Participant.

    (b)        Performance Units granted by the Committee shall be by letters of notification to Participants evidencing the Award in such form as the Committee shall approve, which letters shall comply with and be subject to the terms and conditions of this Plan. Further Performance Units may be granted by the Committee from time to time to Participants, so long as this Plan shall continue in full force and effect.

SECTION 4

Granting of Performance Units

    (a)        Grants of Performance Units shall be determined and directed by the Committee from time to time. The letter of notification evidencing the Award shall specify the number of Performance Units granted to the Participant, the proration of such Performance Units if the Participant retires during the year of grant, the commencement and expiration of the relevant Performance Period, the Performance Criteria by which the payment value of the Performance Units will be determined, and the Payment Date.

    (b)        Awards shall be granted to Participants in recognition of their positions and ability to affect the Company’s performance. Either the Company’s books and records or the Participant’s letter of notification of the Award shall be deemed conclusive evidence of the granting of an Award and, in the event of inconsistency or ambiguity, the Company’s books and records shall supersede and prevail.

SECTION 5

Company Performance

        The Performance Criteria established by the Committee with respect to each Award shall provide a means by which the Company’s performance may be measured during the Performance Period specified in the Award. Actual Company performance during the Performance Period shall determine the amount of payment to be received by the Participant at the Payment Date. The payment value of the Performance Units shall be adjusted to reflect the actual Company performance during the Performance Period, within lower and upper limits established by the Committee at the time of the Award.

SECTION 6

Payment

    (a)        The amount payable with respect to each Performance Unit shall be contingent upon the attainment of Performance Criteria as established in the Award during the specified Performance Period and the continued employment of the Participant until the Payment Date as defined in Section 2(i) hereof.

    (b)        Amounts payable with respect to Performance Units under this Plan shall be paid to Participants in cash, reacquired shares of the Company’s common stock, or any combination of cash and reacquired shares of common stock, as determined at the sole discretion of the Committee at the Payment Date. The number of shares of common stock to be transferred by way of payment shall be determined by dividing the dollar amount of payment to be effected thereby by one hundred percent (100%) of the fair market value of such common stock as reported on the New York Stock Exchange Composite Index on the payment date. The fair market value shall be the average of the high and low prices so reported.

    (c)        A Participant shall obtain no absolute rights under any Award under this Plan until the Payment Date, except as provided in Sections 9 and 10 hereof.

    (d)        The maximum payment to any Participant under this Plan with respect to a single Award shall not exceed the amount reasonably determined by the Committee to equal three-tenths of one percent (0.3%) of the consolidated net income of the Company, excluding non-recurring items, for the calendar year immediately preceding the year including the Payment Date.

SECTION 7

Special Payments

    (a)        In the event that the Committee elects a Payment Date more than six months subsequent to the expiration of a Performance Period, the Participant shall earn and receive at the Payment Date additional compensation from the expiration of the Performance Period, as determined by the Committee.

    (b)        The Committee may elect, at its sole option, to advance the Payment Date of any Award in the event of a Participant’s termination of employment for any cause. This provision shall not confer any right upon a Participant not otherwise conferred under Sections 6, 9 and 10 hereof.

SECTION 8

Administration

        The Plan shall be administered under the supervision and direction of the Committee. In administering the Plan, the Committee will determine the Participants and the number of Performance Units to be granted to individual participants, establish appropriate Performance Periods and Performance Criteria as bases for payments under the Plan, and determine the Payment Date and methods and procedures for payment of Awards under the Plan. Further, it may be necessary from time to time to change or waive requirements of the Plan, or outstanding Performance Units, to conform with the law, to meet special circumstances not anticipated or covered in the Plan, or to carry on successful operation of the Plan, and in connection therewith, the Committee shall have the full power and authority to:

    (a)        Prescribe, amend and rescind rules and regulations relating to the Plan, or outstanding Performance Units, establish procedures deemed appropriate for its administration, and make any and all other determinations not herein specifically authorized which may be necessary or advisable for its effective administration;

    (b)        Make any amendments to or modifications of the Plan which may be required or necessary to make the Plan set forth herein comply with the provisions of any laws, federal or state, or any regulations issued thereunder, and to cause the Company at its expense to take any action related to the Plan which may be required under such laws or regulations; and

    (c)        Contest on behalf of Participants or the Company, at the expense of the Company, any ruling or decision on any issue related to the Plan, and conduct any such contest and any resulting litigation to a final determination, ruling or decision.

        Nothing herein shall be deemed to authorize, and the Committee will have no discretion, to alter or amend the Performance Criteria or the specific performance goals of Awards under the Plan after they have been approved by the Committee or communicated to Participants, whichever shall occur later in time.

        If required for compliance with legal or tax guidelines with regard to its role in administering the Plan, the Committee may act through a subcommittee of at least two of its members, none of whom shall be eligible to participate in the Plan.

SECTION 9

Termination of Award

        Participation hereunder shall cease and all rights under the Plan and any Award thereunder are forfeited by the Participant upon termination of employment for any cause prior to the Payment Date other than (i) retirement pursuant to any income or pension plan of the Company or any of its subsidiaries or affiliates, (ii) retirement because of physical or mental disability, or (iii) death. The foregoing shall not affect the right of the Committee to effect special payments as provided in Section 7(b).

SECTION 10

Retirement or Death

    (a)        If a Participant retires pursuant to a pension plan maintained by the Company or changes employment status as a result of physical or mental disability prior to the Payment Date of an Award, such retirement or change in status shall not affect any rights of the Participant under any Performance Unit grants received by such Participant prior to such retirement or change in employment status; provided, however, that the Committee may provide for the proration of the Performance Units granted to a Participant in the year that such Participant retires from employment with the Company.

    (b)        If a Participant dies without having received payment of any Performance Units under outstanding Awards, payment of such Units shall be made within six months following the date of death to such Participant’s surviving beneficiary or beneficiaries or, if there shall be no such surviving beneficiaries, to such Participant’s estate in the following manner:

(i) If the Participant dies after the expiration of a Performance Period of an Award, the payment shall be at the full rate previously determined, together with any interest earned thereon until the date of payment; and

(ii) If the Participant dies before the expiration of a Performance Period of an Award, the amount of payment shall be at the lesser of:

– the face value of each outstanding Performance Unit for which payment has not been made; or

– any other amount approved, in its discretion, by the Compensation Committee of the Board of Directors.

    (c)        Each Participant shall have the right at any time to designate any person, persons or entity as the beneficiary or beneficiaries to whom payment of the Participant’s outstanding Performance Units shall be made in the event of the Participant’s death. Any designation filed under the Plan may be revoked or changed by written instrument so signed and filed prior to the Participant’s death.

    (d)        If a Participant designates more than one beneficiary to receive such Participant’s outstanding Performance Units and any beneficiary shall predecease the Participant, the Company shall pay the deceased beneficiary’s share to the surviving beneficiary or beneficiaries proportionately, as the portion designated by the Participant for each bears to the total portion designated for all surviving beneficiaries.

SECTION 11

Transferability

        Any rights of a Participant under this Plan, and in or to an Award, shall be personal in nature and may not be assigned or transferred (other than a transfer by will or the laws of descent and distribution). Any attempted assignment or transfer of the Award shall be null and void and without effect.

SECTION 12

Withdrawal, Amendment or Termination of the Plan

        The term of the Plan shall be indefinite and the Plan shall continue in full force and effect indefinitely until terminated at any time by action of the Company’s Board of Directors or the Committee. Any such termination shall not adversely affect Awards theretofore granted.

        The Company’s Board of Directors or the Committee may at any time withdraw or amend the Plan, except that there shall be no withdrawal or amendment which shall adversely affect Awards theretofore granted.

SECTION 13

Change in Control

    (a)        For purposes of this Section 13, the following words and phrases shall have the meanings indicated below, unless the context clearly indicates otherwise:

(i) “Person” shall have the meaning associated with that term as it is used in Sections 13(d) and 14(d) of the Act.

(ii) “Affiliates and Associates” shall have the meanings assigned to such terms in Rule 12b-2 promulgated under Section 12 of the Act.

(iii) “Act” means the Securities Exchange Act of 1934.

(iv) “Continuing Directors” shall have the meaning assigned to such term in Article Thirteenth of the Company’s Restated Certificate of Incorporation.

(v) “Code” means the Internal Revenue Code of 1986, as amended.

    (b)        The Plan shall terminate and the Company shall immediately distribute in cash to the respective Participants the value of all outstanding Performance Units, as determined in accordance with the other provisions of this Plan and this Section 13, upon the occurrence of a Change in Control of the Company.

    (c)        For purposes of this Section 13, a Change in Control of the Company shall be deemed to have occurred if:

(i) any person (together with its Affiliates and Associates), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 promulgated under the Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, unless a majority of the Continuing Directors of the Company’s Board of Directors prior to that time have determined in their sole discretion that, for purposes of this Plan, a Change in Control of the Company has not occurred; or

(ii) the Continuing Directors of the Company’s Board of Directors shall at any time fail to constitute a majority of the members of such Board of Directors.

    (d)        With respect to those Performance Units for which the Performance Period has not been completed at the time of a Change in Control of the Company, the value of such Units for purposes of this Section 13 shall be equal to the product of a fraction, where the numerator of such fraction is the number of full calendar months completed during the respective Performance Period and prior to the Change in Control and the denominator of such fraction is 36, multiplied by the largest of:

(i) the value of such Performance Units computed as if the Company’s performance during the remainder of the Performance Period following the Change in Control equaled its performance during those full calendar quarters completed during the respective Performance Period and prior to the date of the Change in Control;

(ii) the value of such Performance Units computed as if the Performance Period for such Units was the three consecutive calendar year period ending immediately prior to the year in which the Change in Control occurs; or

(iii) any other amount approved, in its discretion, by the Committee.

    (e)        With respect to those Performance Units for which the Performance Period has been completed at the time of a Change in Control of the Company, the value of such Units for purposes of this Section 13 shall be the actual value as adjusted to reflect the actual Company performance during the Performance Period plus interest up to the date of distribution at the rate determined by the Committee in accordance with the provisions of Section 7.

    (f)        In the event that the payments made pursuant to this Section 13 are finally determined to be subject to the excise tax imposed by Section 4999 of the Code, the Company shall pay to each Participant an additional amount such that the net amount retained by such Participant, after allowing for the amount of such excise tax and any additional federal, state and local income taxes paid on the additional amount, shall be equal to the value of the Performance Units distributed to such Participant pursuant to this Section 13.

    (g)        The Company shall pay to each Participant the amount of all reasonable legal and accounting fees and expenses incurred by such Participant in seeking to obtain or enforce his rights under this Section 13 or in connection with any income tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to the payments made pursuant to this Section 13, unless a lawsuit commenced by the Participant for such purposes is dismissed by the court as being spurious or frivolous. The Company shall also pay to each Participant the amount of all reasonable tax and financial planning fees and expenses incurred by such Participant in connection with such Participant’s receipt of payments pursuant to this Section 13.